Appendix A

To the

Custody Agreement

Between

Viking Mutual Funds

And

Wells Fargo Bank, N.A.

Effective Date:            October 31, 2017

The following accounts (and related sub accounts) of Viking Mutual Funds shall be included within the terms of this Agreement and each shall hereinafter be referred to in this Agreement as the “account”.  In addition, each account shall constitute a fund advised by the Trust:

11451600        KANSAS MUNICIPAL FUND                                                Effective 10/31/2017

13806700        MAINE MUNICIPAL BOND FUND                           Effective 10/31/2017

11451900        NEBRASKA MUNICIPAL FUND                               Effective 10/31/2017

13807100        NEW HAMPSHIRE MUNICIPAL BOND FUND        Effective 10/31/2017

11452000        OKLAHOMA MUNICIPAL FUND                             Effective 10/31/2017

23508700        VIKING TAX-FREE FUND FOR MT

23508500        VIKING TAX-FREE FUND FOR ND

TRUST:                       DATE:  ____________

             ____________________________

            By: ______________________________

            Its:

CUSTODIAN:             DATE:  ____________

WELLS FARGO BANK, N.A.

            By: ______________________________

            Its: